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THE COMPANIES ACTS 1985 AND 1989

NEW ARTICLES OF ASSOCIATION

OF

SOPHEON PLC

(ADOPTED PURSUANT TO A SPECIAL RESOLUTION PASSED ON 28 AUGUST 1996 AND AMENDED BY A SPECIAL RESOLUTION PASSED ON 22 NOVEMBER 1999)



EXCLUSION OF OTHER REGULATIONS

1. This document comprises the Articles of Association of the Company and no regulations set out in any statute or statutory instrument concerning companies shall apply as Articles of Association of the Company.

INTERPRETATION

2(A)     In these Articles the following expressions have the following meanings unless the context otherwise requires:-


EXPRESSION                          MEANING

the Act                             the Companies Act 1985;

these Articles                      these Articles of Association as altered
                                    from time to time;

the auditors                        the auditors for the time being of the
                                    Company;

the Board                           the board of Directors of the Company or the
                                    Directors present at a duly convened meeting
                                    of the Directors at which a quorum is
                                    present;

clear days                          in relation to the period of notice, that
                                    period excluding the day when the notice is
                                    received or deemed to be received and the
                                    day for which it is given or on which it is
                                    to take effect;

the Company                         PolyDoc Plc;

the Directors                       the directors of the Company for the time
                                    being;

elected                             elected or re-elected;

the group                           the Company and its subsidiary undertakings
                                    for the time being;

the holder                          in relation to shares, the member whose name
                                    is entered in the register as the holder of


                                    the shares;

the London Stock Exchange           The London Stock Exchange Limited;

member                              a member of the Company;

month                               calendar month;

the office                          the registered office for the time being of
                                    the Company;

paid up                             paid up or credited as paid up;

the register                        the register of members of the Company;

recognised person                   a recognised clearing house or a nominee of
                                    a recognised clearing house or of a
                                    recognised investment exchange who is
                                    designated as mentioned in section 185(4) of
                                    the Act;

the secretary                       the secretary of the Company or any other
                                    person appointed to perform any of the
                                    duties of the secretary of the Company
                                    including a joint, temporary, assistant or
                                    deputy secretary;

the Statutes                        the Act, the Companies Act 1989 and any
                                    other statute (including any orders,
                                    regulations or other subordinate legislation
                                    made under them) for the time being in force
                                    concerning companies and affecting the
                                    Company;

the United Kingdom                  Great Britain and Northern Ireland; and

year                                calendar year.

(B) References to writing include references to printing, typewriting, lithography, photography and any other mode or modes of presenting or reproducing words in a visible and non-transitory form.

(C) Words importing one gender shall (where appropriate) include any other gender and words importing the singular shall (where appropriate) include the plural and vice versa.

(D) Any words or expressions defined in the Act shall, if not inconsistent with the subject or context and unless otherwise expressly defined in these Articles bear the same meaning in these Articles save that the word company shall include any body corporate.

(E)      References to:-

(a) "mental disorder" mean mental disorder as defined in section 1 of the Mental Health Act 1983 and "mentally disordered" shall be construed accordingly;

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(b)      any section or provision of any statute, if consistent with the subject or context, include any corresponding or substituted section or provision of any amending, consolidating or replacement statute;

(c)      "executed" include any mode of execution;

(d)      an Article by number are to the particular Article of these Articles;

(e) a meeting shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person;

(f) a person include references to a body corporate and to an unincorporated body of persons.

SHARE CAPITAL

3.1 The authorised share capital of the Company at the date of adoption of this Article is L5,029,480.80 divided into 30,000,000 Ordinary Shares of 5p each, 12,902,961 Ordinary AIM Designated Shares of 5p each and 19,228,885 Deferred Shares of 15p each.

3.2 The ordinary shares of 5p each and the Ordinary AIM Designated Shares of 5p each shall rank pari passu inter se (with the benefit of and subject to the same rights and restrictions) save that the Ordinary AIM Designated Shares of 5p each shall not be admitted to trading on the New Market of the Amsterdam Exchange and shall automatically convert into Ordinary Shares of 5p each 24 hours after having been allotted (whether conditionally or otherwise) ranking pari passu inter se for all purposes.

3.3      The Deferred Shares:

         3.3.1 will not entitle the holder to receive any dividend or other distribution;

         3.3.2 will not entitle the holder to any certificate or other document of title in respect thereof;

         3.3.3 will not entitle the holder to receive notice of or to attend, speak or vote at any general or class meeting of the Company;

         3.3.4 will entitle the holder on a return of capital on liquidation or capital reduction or otherwise only to the repayment of the amounts paid up or credited as paid up on the Deferred Shares after payment in respect of each ordinary share (of whatever class or classes are then in issue) of the capital paid up or credited as paid up on it and the further payment of L100,000 on each such ordinary share; and

         3.3.5 will not entitle the holder to any further participation in the capital of the Company.

3.4      The Company may in its sole discretion at any time;

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         3.4.1    appoint a person on behalf of any holder of Deferred shares as his attorney to enter into an agreement to transfer and to execute a transfer of the deferred Shares for a consideration not exceeding 1p for each holding of Deferred Shares to a person appointed by the directors of the Company to be the custodian of such shares; and

         3.4.2 reduce, cancel and/or purchase the Deferred Shares (under the provisions of the Act) without making any payment to or obtaining the sanction of the holders.

3.5 Any allotment of relevant securities in the capital of the Company shall not constitute a variation of the rights of the holders of Deferred Shares or otherwise or require the consent of such holders of Deferred Shares whether in general or class meeting or otherwise.

4. Subject to the provisions of the Act and without prejudice to the rights attaching to any existing shares, any share may be issued with such preferred, deferred, or other special rights or such restrictions as the Company may from time to time by ordinary resolution determine or, if the Company has not so determined, as the Directors may determine.

5. Subject to the provisions of these Articles and to the Statutes the unissued shares in the capital of the Company (whether forming part of the original or any increased capital) shall be at the disposal of the Board, which may offer, allot, issue or grant options over such shares to such persons, at such time and for such consideration and upon such terms and conditions as the Board may determine.

6. The Company may exercise the powers of paying commissions conferred by the Statutes. Subject to the provisions of the Statutes, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

7. Subject to the provisions of the Statutes and to any rights conferred on the holders of any other shares, shares may be issued on terms that they are, or at the option of the Company or a member are liable, to be redeemed on such terms and in such manner as may be provided by these Articles save that the date on or by which, or dates between which, any such shares are to be or may be redeemed may be fixed by the Board (and if so fixed, the date or dates must be fixed before the shares are issued).

8. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and (except as otherwise provided by these Articles or by law) the Company shall not be bound by or recognise any interest in any share, except an absolute right to the entirety thereof of the holder.

9. The Company may give financial assistance for the acquisition of shares in the Company to the extent that it is not restricted or otherwise permitted by the Statutes.

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VARIATION OF RIGHTS

10(A) Subject to the provisions of the Statutes, whenever the capital of the Company is divided into different classes of shares, the rights attached to any class may (unless otherwise provided by the terms of issue of the shares of that class) be varied or abrogated, whether nor not the Company is being wound up, either with the consent in writing of the holders of not less than three-quarters in nominal amount of the issued shares of the affected class, or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of shares of that class (but not otherwise).

(B) All the provisions of these Articles relating to general meetings shall, mutatis mutandis, apply to every such separate general meeting, except that:-

(a) the necessary quorum at any such meeting other than an adjourned meeting shall be two persons holding or representing by proxy at least one-third in nominal amount of the issued shares of the class in question and at an adjourned meeting one person holding shares of the class in question or his proxy;

(b) any holder of shares of the class in question present in person or by proxy may demand a poll; and

(c) the holders of shares of the class in question shall, on a poll, have one vote in respect of every share of such class held by him.

(C) Subject to the terms under which any shares may be issued, the rights or privileges attached to any class of shares in the capital of the Company shall be deemed not to be varied or abrogated by the creation or issue of any new shares ranking pari passu in all respects (save as to the date from which such new shares shall rank for dividend) with or subsequent to those already issued or by anything done by the Company pursuant to Article 46.

(D) The foregoing provisions of this Article shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if such group of shares of the class differently treated formed a separate class.

SHARE CERTIFICATES

11(A) Subject to Article 39 every person (except a recognised person in respect of whom the Company is not by law required to complete and have ready for delivery a certificate) whose name is entered as a holder of any share in the register shall be entitled without payment to receive one certificate in respect of each class of shares held by him or, with the consent of the Board and upon payment of such reasonable out-of-pocket expenses for every certificate after the first as the Board shall determine, to several certificates, each for one or more of his shares.

(B) Shares of different classes may not be included in the same certificate.

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(C)      Where a holder of any share has transferred a part of the shares comprised in his holding he shall be entitled to a certificate for the balance without charge.

(D) Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate for such shares issued in lieu without charge.

(E) The Company shall not be bound to issue more than one certificate for shares hold jointly by several persons and delivery of a certificate to the joint holder who is first named in the register shall be a sufficient delivery to all of them.

(F) In the case of shares hold jointly by several persons any such request mentioned in this Article may only be made by the joint holder who is first named in the register.

12(A) Every certificate shall be executed by the Company in such manner as the Board, having regard to the Statutes and the London Stock Exchange, may authorise. Every certificate shall specify the number, class and distinguishing number (if any) of the shares to which it relates and the amount paid up thereon.

(B) The Board may by resolution decide, either generally or in any particular case or cases, that any signatures on any certificates for shares or any other form of security at any time issued by the Company need not be autographic but may be supplied to the certificate by some mechanical means or may be printed on them or that the certificates need not be signed by any person.

(C) If a share certificate is worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity (with or without security) as the Board may require. In the case of loss or destruction the person to whom the new certificate is issued shall pay to the Company any exceptional out-of-pocket expenses incidental to the investigation of evidence of loss or destruction and the preparation of the requisite form of indemnity. In the case where the certificate is worn out or defaced, it may be renewed only upon delivery of the certificate to the Company.

LIEN

13. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all money (whether presently due or not) payable in respect of that share. The Board may at any time declare any share to be wholly or in part exempt from the provisions of this Article.

14. The Company may sell in such manner as the Board decides any shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable and is not paid within fourteen clear days after notice in writing has been served on the holder of the shares in question or the person entitled to such shares by reason of death or bankruptcy of the holder demanding payment of the sum payable and stating that if the notice is not complied with the shares may be sold.

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15.      To give effect to any such sale the Board may authorise some person to execute any instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser. The title of the transferee to the shares shall not be affected by any irregularity in or invalidity of the proceedings relating to the sale, and he shall not be bound to see to the application of the purchase money.

16. The net proceeds of the sale, after payment of the costs, shall be applied in or towards satisfaction of the liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for any moneys presently payable or any liability or engagement not likely to be presently fulfilled or discharged as existed upon the shares before the sale) be paid to the holder of (or person entitled by transmission to) the shares immediately before the sale.

CALLS ON SHARES

17. Subject to the terms of allotment the Board may make calls upon the members in respect of any moneys unpaid on their shares (whether in respect of the nominal value of the shares or by way of premium); provided that (subject as aforesaid) no call on any share shall be payable within one month from the date fixed for the payment of the last preceding call and that at least fourteen clear days' notice shall be given of every call specifying the time or times, place of payment and the amount called on the members' shares. A call may be revoked in whole or in part or the time for its payment postponed in whole or in part by the Board at any time before receipt by the Company of the sum due thereunder.

18. A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed and may be made payable by instalments.

19. The joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share.

20. Each member shall pay to the Company, at the time and place of payment specified in the notice of the call, the amount called on his shares. A person on whom a call is made will remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

21. If a sum called in respect of a share shall not be paid before or on the day appointed for payment, the person from whom the sum is due shall pay interest on the sum from the day fixed for payment to the time of actual payment at such rate as the Board may decide, together with all expenses that may have been incurred by the Company by reason of such non-payment, but the Board may waive payment of interest and such expenses wholly or in part. No dividend or other payment or distribution in respect of any such share shall be paid or distributed and no other rights which would otherwise normally be exerciseable in accordance with these Articles may be exercised by a holder of any such share so long as any such sum or any interest or expenses payable in accordance with this Article in relation thereto remains due.

22. Any sum which becomes payable by the terms of allotment of a share whether on allotment or on any other fixed date, or as an instalment of a call and whether on account of the nominal value of the share or by way of premium, shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which, by the terms of allotment or in the notice of the call, it becomes payable. In the case of non-payment all the provisions of these Articles relating to payment of interest and expenses, forfeiture and otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

23. The Board may, if it thinks fit, receive from any member willing to advance it all or any part of the money (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon any shares held by him, and may pay upon all or any of the money so advanced (until it would but for the advance become presently payable) interest at such rate (if any) as the Board may decide. No sum paid in advance of calls shall entitle the holder of a share in respect thereof to any portion of a dividend or other payment or distribution subsequently declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

24. The Board may on the allotment of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

FORFEITURE

25. If a member fails to pay the whole or any part of any call or instalment of a call on the day fixed for payment, the Board may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any accrued interest and any costs, charges and expenses incurred by the Company by reason of non-payment.

26. The notice shall fix a further day (not being less than seven clear days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time and at the place specified, the shares on which the call was made will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered share shall be treated as if it had been forfeited.

27. If the requirements of the notice are not complied with, any share in respect of which the notice has been given may, at any time before the payments required by the notice have been made, be forfeited by a resolution of the Board to that effect. Every forfeiture shall include all dividends and other payments or distributions declared in respect of the forfeited shares and not paid or distributed before forfeiture. Forfeiture shall be deemed to occur at the time of the passing of the said resolution of the Board.

28(A) Subject to the provisions of the Statutes, a forfeited share shall be deemed to be the property of the Company and may be sold, re-allotted or otherwise disposed of upon such terms and in such manner as the Board decides, either to the person who was before the forfeiture the holder or to any other person, and at any time before sale, re-allotment or other disposition the forfeiture may be cancelled on such terms as the Board decides. The Company shall not exercise any voting rights in respect of such a share. Where for the purposes of its disposal a forfeited share is to be transferred to any person the Board may authorise some person to execute an instrument of transfer of the share.

(B) When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder, or the person entitled to the share by transmission, and an entry of the forfeiture, with the date of the forfeiture, shall be entered in the register, but no forfeiture will be invalidated by any failure to give such notice or make such entry.

29. A person any of whose shares have been forfeited shall cease to be a member in respect of the forfeited shares and shall surrender to the Company for cancellation the certificate for the shares forfeited, but shall, notwithstanding the forfeiture, remain liable to pay to the Company all money which at the date of forfeiture was then payable by him to the Company in respect of the shares, with interest on such money at such rate as the Board may decide from the date of forfeiture until payment. The Board may, if it thinks fit, waive the payment of all or part of such money and/or the interest payable thereon.

30. A statutory declaration by a Director or the secretary that a share has been duly forfeited or surrendered on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The statutory declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the consideration (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

TRANSFER OF SHARES

31. The instrument of transfer of a share may be in any usual form or in any other form which the Board may approve the instrument of transfer of a share shall be executed by or on behalf of the transferor and (in the case of a partly paid share) by or on behalf of the transferee. The transferor shall be deemed to remain the holder until the name of the transferee is entered in the register.

32. The registration of transfer may be suspended at such times and for such periods as the Board may from time to time determine and either generally or in respect of any class of shares. The

Register of Members shall not be closed for more than thirty days in any year.

33. The Board may, in its absolute discretion, and without assigning any reason therefor, decline to register any transfer of a share held in certificated form which is not a fully paid share unless such share is quoted or listed on the London Stock Exchange.

34.      The Board may also refuse to register any transfer of shares, unless:-

(a) the instrument of transfer is lodged (duly stamped if the Statutes so require) at the office at such other place as the Board may appoint, accompanied by the certificate for the shares to which it relates and such other evidence (if any) as the Board may reasonably require to show the right of the transferor to make the transfer (and if the instrument of transfer is executed by some other person on his behalf, the authority of that person to do so) provided that in the case of a transfer pursuant to Article 39 or by a recognised person where a certificate has not been issued in respect of the share, the lodgment of share certificates shall not be necessary; and

(b)      the instrument of transfer is in respect of only one class of share;
and

(c) in the case of a transfer to joint holders, they do not exceed four in number.

35. The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Board refuses to register (except in the case of fraud) shall be returned to the person lodging it when notice of the refusal is given.

36. If the Board refuses to register a transfer, it shall within two months after the date on which the instrument of transfer was lodged with the Company send to the transferee notice of the refusal.

37. The registration of transfers of shares or of any class of shares may be suspended and the register closed at such times and for such periods as the Board may from time to time decide, provided that it shall not be closed for more than thirty days in any calendar year.

38(A) No fee shall be payable to the Company for the registration of any transfer or any other document relating to or affecting the title to any share or for making any entry in the register affecting the title to any share.

(B) Nothing in these Articles shall preclude the Directors from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.

39(A)    In this Article:-

(a) "the Crest Regulations" means the Uncertificated Securities Regulations 1995 and includes (i) any enactment or subordinate legislation which amends or supersedes those regulations and (ii) any applicable rules made under those regulations or under any such enactment or subordinate legislation for the time being in force; and

(b) words and expressions used in this Article have the same meaning as in the Crest Regulations in force on the date of the adoption of these Articles.

(B) Nothing in these Articles shall preclude any share from being held in uncertificated form in accordance with the Crest Regulations.

(C) In relation to any share which is in uncertificated form, these Articles shall have effect subject to the provisions of the Crest Regulations and (so far as consistent with them) to the following provisions:

(a)      the Company shall not be obliged to issue a certificate;

(b) title may be transferred by means of a relevant system in accordance with the Crest Regulations;

(c) a dematerialised instruction shall be subject to the same restrictions as an instrument of transfer of a certificated share (so far as they are capable of applying) and any provision of these Articles which refers to the registration of an instrument of transfer, or to the right to refuse registration, shall be construed accordingly;

(d) any provision of these Articles entitling the Company or the Board to dispose of, or to arrange the disposal of, any share or to execute, or to authorise or appoint a person to execute, an instrument of transfer of any share shall confer on the Company or a person appointed by it authority to take such action as may be necessary under the Crest Regulations to give effect to the disposal or transfer of the share;

(e) any power to suspend the registration of transfers of shares shall not apply; and

(f) any communication required or permitted by these Articles to be given by a person to the Company may be given in accordance with and in any manner (whether or not in writing) prescribed or permitted by the Crest Regulations.


TRANSMISSION OF SHARES

40. If a member dies the survivor or survivors where he was a joint holder and his personal representatives where he was a sole holder or the only survivor of joint holders shall be the only person(s) recognised by the Company as having any title to his shares but nothing contained in these Articles shall release the estate of a deceased member from any liability in respect of any share held by him solely or jointly with other persons.

41. Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence as to his title being produced as may be reasonably required by the Board and subject to these Articles, elect either to be registered as the holder of the share or to have some person nominated by him registered as the holder. If the person elects to become the holder he shall give notice in writing to that effect. If the person shall elect to have another person registered, he shall execute an instrument of transfer of the share to that person. All the provisions of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if the death or bankruptcy of the member had not occurred and the notice or instrument of transfer were an instrument of transfer executed by the member.

42. A person becoming entitled to a share in consequence of the death or bankruptcy of a member shall, subject to the requirements of these Articles and to the provisions of this Article, be entitled to receive, and may give a good discharge for, all dividends and other money payable in respect of the share, but he shall not be entitled to receive notice of or to attend or vote at meetings of the Company or at any separate meetings of the holders of any class of shares or to any of the rights or privileges of a member until he shall have become a holder in respect of the share in question. The Board may at any time give notice requiring any such person to elect either to be registered or to transfer the share and if the notice is not complied with within sixty days the Board may withhold payment of all dividends and other distributions and payments declared in respect of the share until the requirements of the notice have been complied with.

ALTERATION OF SHARE CAPITAL

43.      The Company may be ordinary resolution:-

(a) increase its share capital by such sum to be divided into shares of such amount and having such rights as the resolution shall prescribe;

(b) consolidate all or any of its share capital into shares of a larger amount than its existing shares;

(c) subject to the provisions of the Statutes, sub-divide its shares, or any of them, into shares of a smaller amount (provided that the proportion between the amount paid and the amount (if any) unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived) and the resolution may determine that as between the shares resulting from the sub-division any of them may have any preference or advantage or be subject to any restriction as compared with the others; and

(d) cancel any shares which, at the date of the passing of the resolution, have not been subscribed for, or agreed to be subscribed for, by any person, and diminish the amount of its authorised share capital by the amount of the shares so cancelled.

44. Whenever as a result of a consolidation of shares any members would become entitled to fractions of a share the Board may deal with the fractions as it thinks fit and in particular may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Statutes, the Company) and distribute the net proceeds of sale (subject to retention by the Company of amounts not exceeding L3 the cost of distribution of which would be disproportionate to the amounts involved) in due proportion among those members, and the Board may authorise some person to execute an instrument of transfer of the shares to, or in accordance with, the directions of the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings relating to the sale.

45. Subject to the provisions of the Statutes, the Company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.

PURCHASE OF OWN SHARES

46. Subject to the provisions of the Statutes, the Company may purchase all or any of its own shares of any class (including any redeemable shares). Every contract providing for the purchase by the Company of shares in the Company shall be authorised by such resolution of the Company as may be required by the Statutes and, if the Company has in existence any shares which entitle the holders to convert them (whether immediately or otherwise) into equity share capital of the Company, by an extraordinary resolution passed at a separate class meeting of the holders of such convertible shares.

47. Neither the Company nor the Board shall be required to select the shares to be purchased rateably or in any other manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares.

GENERAL MEETINGS

48. The Company shall hold annual general meetings which shall be convened by the Board in accordance with the Statutes.

49. All general meetings other than annual general meetings shall be called extraordinary general meetings.

50. The Board may call an extraordinary general meeting whenever it thinks fit, and, on the requisition of members in accordance with the Act, it shall forthwith proceed to convene an extraordinary general meeting for a date not more than twenty-eight days after the date of the notice convening the meeting. If there are not within the United Kingdom sufficient Directors to call a general meeting, any Director or, if there is no Director within the United Kingdom, any member of the Company may call a general meeting.

NOTICE OF GENERAL MEETINGS

51. An annual general meeting and an extraordinary general meeting where such extraordinary general meeting is called for the passing of a special resolution or a resolution appointing a person as a Director, shall be called by at least twenty-one clear days' notice in writing. All other extraordinary general meetings shall be called by at least fourteen clear days' notice in writing. The notice shall specify:-

(a) whether the meeting is an annual general meeting or an extraordinary general meeting;

(b)      the day, time and place of the meeting;

(c) in the case of special business, the general nature of the business to be transacted;

(d) if the meeting is convened to consider a special or extraordinary resolution, the intention to propose the resolution as such;

(e) with reasonable prominence, that a member entitled to attend and vote is entitled to appoint one or more proxies to attend and, on a poll, vote instead of him and that a proxy need not also be a member.

Subject to the provisions of these Articles and to any restriction imposed on any holder, notice shall be given to all members, the Directors and the auditors.

52. The accidental omission to send a notice of any meeting, or (where forms of proxy are sent out with notices) to send a form of proxy with a notice to any person entitled to receive the same, or the non-receipt of a notice of meeting or form of proxy by such a person, shall not invalidate the proceedings at the meeting.

PROCEEDINGS AT GENERAL MEETINGS

53. All business shall be deemed special that is transacted at an extraordinary general meeting, and also all business that is transacted at an annual general meeting with the exception of sanctioning or declaring dividends, the consideration of the accounts and the balance sheet, the reports of the Directors and auditors and any other documents required to be annexed to the balance sheet, the appointment of Directors in the place of those retiring by rotation or otherwise, the appointment of auditors where special notice of such appointment is not required by the Statutes, and the fixing of, or the determining of the method of fixing, the remuneration of the auditors and the giving, variation or renewal of any authority of the Board for the purposes of section 80 of the Act or any power pursuant to section 95 of the Act.

54. No business shall be transacted at any general meeting unless a quorum is present but the absence of a quorum shall not preclude the choice or appointment of a chairman in accordance with these Articles (which shall not be treated as part of the business of the meeting). Subject to Article 55 two members present in person or by representative (in the case of a corporate member) or by proxy and entitled to vote shall be a quorum for all purposes.

55. If within fifteen minutes from the time fixed for the meeting a quorum is not present or if during a meeting a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved and in any other case it shall stand adjourned to such day and to such time and place (being not less than fourteen more than twenty eight days thereafter) as may be fixed by the chairman of the meeting. At such adjourned meeting a quorum shall be two members present in person or by representative (in the case of a corporate member) or by proxy and entitled to vote. If a quorum is not present within fifteen minutes from the time fixed for holding the adjourned meeting or if during the adjourned meeting a quorum ceases to be present, the adjourned meeting shall be dissolved. The Company shall give at least seven clear days' notice in writing of any meeting adjourned through lack of a quorum and such notice shall state the quorum requirement.

56. The chairman of the Board or in his absence the deputy chairman shall preside as chairman at every general meeting of the Company. If there is no such chairman or deputy chairman, or if at any meeting neither the chairman nor the deputy chairman is present within fifteen minutes after the time fixed for holding the meeting or if neither is willing to act as chairman of the meeting, the Directors present shall choose one of themselves or if no Director is present, or if all the Directors present decline to take the chair, the members present and entitled to vote shall choose one of themselves to be chairman of the meeting.

57. Without prejudice to any other power of adjournment which he may have under these Articles or at common law, the chairman of a meeting at which a quorum is present may with the consent of the meeting (and shall if so directed by the meeting) adjourn the meeting from time to time (or indefinitely) and from place to place. No business shall be transacted at any adjourned meeting except business left unfinished at the meeting from which the adjournment took place. Where a meeting is adjourned for a indefinite period the time and place for the adjourned meeting shall be fixed by the Board. Whenever a meeting is adjourned for fourteen days or more or for an indefinite period, seven clear days' notice at the least, specifying the place, the day and the time of the adjourned meeting and the general nature of the business to be transacted shall be given in the same manner as in the case of an original meeting. Save as provided in these Articles it shall not otherwise be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

58. If it appears to the chairman that the meeting place specified in the notice convening the meeting is inadequate to accommodate all members entitled and wishing to attend, the meeting shall nevertheless be duly constituted and its proceedings valid provided that the chairman is satisfied that adequate facilities are available to ensure that any member who is unable to be accommodated is nonetheless able to participate in the business for which the meeting has been convened and to hear and see all persons present who speak (whether by the use of microphones, loud-speakers, audio-visual communications equipment or otherwise), whether in the meeting place or elsewhere, and to be heard and seen by all other persons so present in the same manner.

59. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless before or on the declaration of the result of the show of hands or on the withdrawal of any other due demand for a poll a poll is duly demanded. Subject to the provisions of the Statutes, a poll may be demanded:-

(a)      by the chairman of the meeting; or

(b) by at least five members present in person or by proxy and entitled to vote at the meeting; or

(c) by any member or members present or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(d) by a member or members present in person or by proxy holding shares in the Company conferring a right to vote at the meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

Unless a poll is so demanded, a declaration by the chairman of the meeting that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minute book, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

60. If a poll is duly demanded, it shall be taken in such manner as the chairman of the meeting may direct. The chairman may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

61. A poll demanded as respects the election of the chairman of a meeting or on a question of adjournment shall be take forthwith. A poll demanded on any other question shall be taken at such time and place as the chairman of the meeting directs, but in any case not more than twenty-eight days after the meeting at which the poll was demanded. Any business other than that upon which a poll has been demanded may be proceeded with pending the completion of the poll. The demand for a poll may be withdrawn at any time before the poll is taken. If a poll is demanded before the declaration of the result of a show of hands and the demand is subsequently duly withdrawn, the meeting shall continue as if the demand had not been made. No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case, at least seven clear days' notice shall be given specifying the time and place at which the poll is to be taken.

62. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a further or casting vote in addition to the votes to which he may be entitled as a member or as a representative or proxy of a member.

63. A Director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company.

VOTES OF MEMBERS

64. Subject to any terms as to voting upon which any shares may be issued or may for the time being be held and to the provisions of these Articles, every member who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative, not being himself a member entitled to vote, shall have one vote on a show of hands, and on a poll every member present in person or by representative (in the case of a corporate member) or by proxy shall have one vote for each share of which he is the holder. On a poll a member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

65. In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register in respect of the joint holding.

66. A member in respect of whom an order has been made by any court or official having jurisdiction (whether in the United Kingdom or elsewhere) that he is or may vote, whether on a show of hands or on a poll, by his guardian, receiver, curator bonis or other person authorised for that purpose and appointed by the court, and any such guardian, receiver, curator bonis or other person may, on a poll, vote by proxy provided that evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote shall be deposited at the office, or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

67. No member shall, unless the Board otherwise determines, be entitled to vote at any general meeting or at any separate general meeting of the holders of any class of shares in the Company unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

68(A) Where, in respect of any shares of the Company, any holder or other person appearing to be interested in such shares held by a member has been issued with a notice pursuant to section 212 of the Act (in this Article called a "statutory notice") and has failed in relation to any shares ("the default shares") to comply with the statutory notice and to give the Company the information required by such notice within the prescribed period from the date of the statutory notice, then the Board may serve on the holder of such default shares a notice (in this Article called a

"disenfranchisement notice") whereupon the following sanctions shall apply:-

(a) such holder shall not with effect from the service of the disenfranchisement notice be entitled in respect of the default shares to be present or to vote (either in person or by representative or by proxy) either at any general meeting or at any separate general meeting of the holders of any class of shares or on any poll or to exercise any other right conferred by membership in relation to any such meeting or poll; and

(b) where such shares represent not less than 0.25 per cent. in nominal value of the issued shares of their class:-

(i) any dividend or other moneys payable in respect of the default shares shall be withheld by the Company which shall not be under any obligation to pay interest on it and the holder shall not be entitled under Article 157 to elect to receive shares instead of that dividend; and

(ii) no transfer, other than an excepted transfer, of any shares hold by the holder shall be registered unless:

(1) the holder is not himself in default as regards supplying the information required; and

(2) the holder proves to the satisfaction of the Board that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer.

(B) Any new shares in the Company issued in right of default shares shall be subject to the same sanctions as apply to the default shares provided that any sanctions applying to, or to a right to, new shares by virtue of this paragraph shall cease to have effect when the sanctions applying to the related default shares cease to have effect (and shall be suspended or cancelled if and to the extent that the sanctions applying to the related default shares are suspended or cancelled) and provided further that paragraph (A) of this Article shall apply to the exclusion of this paragraph if the Company gives a separate notice under section 212 of the Act in relation to the new shares.

(C) The Company may at any time withdraw a disenfranchisement notice by serving on the holder of the default shares a notice in writing to that effect (in this Article called a "withdrawal notice"), and a disenfranchisement notice shall be deemed to have been withdrawn at the end of the period of 14 days (or such shorter period as the Directors may determine) following receipt by the Company of the information required by the statutory notice in respect of all the shares to which the disenfranchisement notice related.

(D) Unless and until a withdrawal notice is duly served in relation thereto or a disenfranchisement notice in relation thereto is deemed to have been withdrawn or the shares to which a disenfranchisement notice relates are transferred by means of an excepted transfer, the sanctions referred to in paragraphs (A) and (B) of this Article shall continue to apply.

(E) Where, on the basis of information obtained from a holder in respect of any share held by him, the Company issues a notice pursuant to section 212 of the Act to any other person and such person fails to give the Company the information thereby required within the prescribed period and the Board serves a disenfranchisement notice upon such person, it shall at the same time send a copy of the disenfranchisement notice to the holder of such share, but the accidental omission to do so, or the non-receipt by the holder of the copy, shall not invalidate or otherwise affect the application of paragraphs (A) and
(B) of this Article.

(F)      For the purpose of this Article:-

(a) a person other than the holder of a share shall be treated as appearing to be interested in that share if the holder has informed the Company that the person is, or may be, so interested or if (after taking into account the said notification and any other relevant notification pursuant to section 212 of the
Act) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the share;

(b) "interested" shall be construed as it is for the purpose of section 212 of the Act;

(c) reference to a person having failed to give the Company the information required by a notice, or being in default as regards supplying such information, includes:-

(i) reference to his having failed or refused to give all or any part of it; and

(ii) reference to his having given information which he knows to be false in a material particular or having recklessly given information which is false in a material particular;

(d)      the "prescribed period" means:-

(i) in a case where the default shares represent at least 0.25 per cent. of their class, fourteen days; and

(ii)     in any other case, twenty-eight days;

(e) an "excepted transfer" means, in relation to any share held by a holder:-

(i) a transfer pursuant to acceptance of a take-over offer for the Company (within the meaning of section 14 of the Company Securities (Insider Dealing) Act 1985); or

(ii) a transfer in consequence of a sale made through a recognised investment exchange (as defined in the Financial Services Act 1986) or any other stock exchange outside the United Kingdom on which the Company's shares are normally traded; or

(iii) a transfer which is shown to the satisfaction of the Board to be made in consequence of a bona fide sale of the whole of the beneficial interest in the share to a person who is unconnected with the holder and with any other person appearing to be interested in the share.

69. Nothing contained in these Articles shall prejudice or affect the right of the Company to apply to the court for an order under section 216 of the Act and in connection with such an application or intended application or otherwise to require information on shorter notice than the minimum of twenty-eight days prescribed by Article 68.

70. If any objection shall be raised as to the qualification of any voter or if any votes have been counted which should not have been counted or it shall be alleged that any votes have not been counted which ought to have been counted the objection or allegation shall not vitiate the decision on any resolution unless the same is raised or pointed out at the meeting or adjourned meeting at which the vote objected to is given or tendered or at which the alleged error occurs. Any objection or allegation made in due time shall be referred to the chairman of the meeting, and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the objection or allegation is justified and that the decision of the meeting may have been affected. The decision of the chairman shall be final and conclusive.

71. If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution proposed as a special or extraordinary resolution no amendment to it (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

72. Forms of instrument of proxy shall be in any usual form or in such other form as the Board may approve. Forms of instrument of proxy shall be sent by the Company to all persons entitled to notice of and to attend and vote at any meeting, and shall provide for voting both for and against all resolutions to be proposed at that meeting other than resolutions relating to the procedure of the meeting. The accidental omission to send an instrument of proxy or the non-receipt thereof by any member entitled to attend and vote at a meting shall not invalidate the proceedings at that meeting. The instrument of proxy shall be executed by or on behalf of the appointor and shall be deemed to confer authority to demand, or concur in demanding, a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. A corporation may appoint a corporate representative in accordance with
Article 73 or execute an instrument of proxy either under seal or under the hand of two directors or a director and the secretary or a duly authorised officer. A proxy need not be a member of the Company.

73. Any corporation which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and (except as otherwise provided in these Articles) the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company. A certified copy of such a resolution shall be deposited at the office not less than forty-eight hours before the time appointed for holding the meeting or first meeting at which the person so authorised is to act, or, in the case of a poll taken subsequent to the meeting or first meeting, not less than twenty-four hours before the time appointed for the taking of the poll, and unless such certified copy of such resolution is so deposited the authority granted by such resolution shall not be treated as valid. Where certified copies of two or more valid but differing resolutions authorising any person or persons to act as the representative of any corporation pursuant to this Article at the same meeting in relation to the same share are deposited at the office, the resolution, a certified copy of which is deposited with the Company (in accordance with this Article) last in time (regardless of the date of such certified copy or of the date upon which the resolution set out there was passed), shall be treated as revoking and replacing all other such authorities as regards that share but if the Company is unable to determine which of any such two or more valid but differing resolutions was the one so deposited last in time, none of them shall be treated as valid in respect of that share. The authority granted by any such resolution shall, unless the contrary is stated in the certified copy thereof deposited with the Company pursuant to this Article, be treated as valid for any adjournment of any meeting at which such authority may be used as well as at such meeting. A corporation which is a member of the Company may authorise more than one person to act as its representative pursuant to this Article in respect of any meeting or meetings and such a member who holds different classes of shares may so authorise one or more different persons for each class of share held.

74. The instrument of proxy and the power of attorney or other written authority (if any) under which it is signed, or an office or notarially certified copy or a copy certified in accordance with the Powers of Attorney Act 1971 or the Enduring Powers of Attorney Act 1986 (or any statutory modification or re-enactment thereof for the time being in force) of any such power or written authority, shall be deposited at the office (or at such other place as shall be specified in the notice of meeting or in any instrument of proxy or other document accompanying the same) not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or in the case of a poll taken subsequently to the meeting or adjourned meeting, not less than twenty-four hours before the time appointed for taking the poll, and (save as otherwise provided in this Article) unless so deposited the instrument of proxy shall not be treated as valid. Where a poll is not taken forthwith but is taken less than forty-eight hours after it was demanded, the instrument of proxy together with any other documents required to be deposited pursuant to the preceding sentence of this Article shall be deemed to have been duly deposited if handed to the chairman of the meeting at which the poll is to be taken at any time prior to the commencement of such meeting and if so delivered the instrument of proxy shall be treated as valid. The deposit or delivery of an instrument of proxy shall not preclude a member from attending and voting at the meeting or at any adjourned meeting. When two or more valid but differing instruments of proxy are deposited or delivered in respect of the same share for the use at the same meeting, the one which is deposited or delivered with the Company (in accordance with the provisions of this Article) last in time (regardless of its date or of the date of its execution) shall be treated as replacing and revoking any others as regards that share and if the Company is unable to determine which of any such two or more valid but differing instruments of proxy was so deposited or delivered last in time, none of them shall be treated as valid in respect of that share. No instrument of proxy shall be valid after the expiration of twelve months from the date stated in it as the date of its execution. The instrument of proxy shall, unless the contrary is stated, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

75. A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid, notwithstanding the previous determination of the authority of the person voting or demanding a poll, unless notice of the determination shall have been received by the Company at the office (or other place at which the instrument of proxy was duly deposited) before the commencement of the meeting or adjourned meeting at which the instrument of proxy is used or, in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting, the time appointed for taking the poll.

POWERS OF THE BOARD

76. Subject to the provisions of the Statutes, the memorandum of association of the Company, these Articles and any directions given by special resolution, the business of the Company shall be managed by the Board, which may exercise all the powers of the Company. No alteration of the memorandum of association of the Company or of these Articles and no directions given by special resolution shall invalidate any prior act of the Board which would have been valid if such alteration had not been made or such direction had not been given. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.

77. The Board may from time to time make such arrangements as it thinks fit for the management and transaction of the Company's affairs in the United Kingdom or elsewhere and may for that purpose appoint local boards, managers, inspectors and agents and delegate to them any of the powers, authorities and discretions vested in the Board (other than the power to borrow and make calls) with power to sub-delegate and may authorise the members of any local board or any of them to fill any vacancies therein and to act notwithstanding such vacancies. Any such appointment or delegation may be made upon such terms and subject to such conditions as the Board thinks fit. The Board may at any time remove any person so appointed and may vary or annul such delegation but no person dealing in good faith and without notice of such removal, variation or annulment shall be affected by it.

78. The Board may from time to time by power of attorney appoint any company, firm or person, or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. The Board may revoke or vary any such appointment but no person dealing in good faith and without notice of such revocation or variation shall be affected by it.

79. The Board may delegate any of their powers to any committee consisting of one of more Directors. They may also delegate to any managing Director or any Director holding any other executive office or any other Director such of their powers as they consider desirable to be exercised by him. Any such delegation may be made subject to any conditions the Board may impose, and either collaterally with or to the exclusion of its own powers and may be revoked or altered but no person dealing in good faith and without notice of such revocation or variation shall be affected by it. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by these Articles regulating the proceedings of the Board so far as they are capable of applying. If any such committee determines to co-opt persons other than Directors on to such committee, the number of such co-opted persons shall be less than one half of the total number of members of the committee and no resolution of the committee shall be effective unless a majority of the members of the committee present at the meeting concerned are Directors.

BORROWING POWERS

80. Subject as hereinafter provided, the Board may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital, and, subject to the Statutes, to issue debentures and other securities, whether outright or as collateral security, for any debt, liability or obligation of the Company or of any third party.

81. The Board shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary undertakings (if any) so as to secure (as regards subsidiary undertakings so far as by such exercise the Board can secure) that the aggregate amount for the time being outstanding of all borrowings by the group (excluding money owed by any member of the group to any other member of the group) shall not without the previous sanction of an ordinary resolution of the Company exceed an amount equal to two times the adjusted capital and reserves. For the purpose of the above restriction the "adjusted capital and reserves" means the aggregate from time to time of:-

(a)      the amount paid up on the issued share capital of the Company; and

(b) the amount standing to the credit of the capital and revenue reserves of the Company (or, if the Company has subsidiary undertakings, the consolidated capital and revenue reserves of the group) including any share premium account, capital redemption reserve, revaluation reserve and credit balance on profit and loss account;

all as shown in the latest audited balance sheet of the Company or (as the case may be) the latest audited consolidated balance sheet of the group but adjusted as may be necessary to take account of:-

(a) any variation in the amount paid up or credited as paid up on the issued share capital of the Company and in the share premium account or capital redemption reserve or revaluation reserve since the date of such balance sheet and so that for the purpose of making such adjustments, if any issue or proposed issue of shares by the Company for cash has been underwritten, then such shares shall be deemed to have been issued and the amount (including any premium) of the subscription moneys payable in respect thereof (not being moneys payable later than six months after the date of allotment) shall, to the extent so underwritten, be deemed to have been paid up on the date when the issue of such shares was underwritten (or, if such underwriting was conditional, on the date when it became unconditional);

(b) any distribution from such reserves (otherwise than to the Company or to a subsidiary undertaking) not provided for therein;

(c) the exclusion of any sums set aside for future taxation (including deferred tax) and amounts attributable to outside shareholders in subsidiary undertakings;

(d) the deduction of any debit balance on profit and loss account as shown in such balance sheet;

(e) any company which has become or ceased to be a subsidiary undertaking since the date of such balance sheet and any variation in the interests of the Company in its subsidiary undertakings since the date of such balance sheet;

(f) any sums attributable to outside interests in any subsidiary undertaking; and

(g) where the calculation is required for the purposes of or in connection with a transaction under or in connection with which any company is to become or cease to be a subsidiary undertaking, such adjustments as would be appropriate if such transaction had been carried into effect;

82. For the purpose of Article 81 "borrowings" shall be deemed to include not only borrowings but also the following except insofar as otherwise taken into account:-

(a) the nominal amount of any issued share capital and the principal amount of any debentures or borrowed money together with any fixed or minimum premium payable on redemption, the beneficial interest in which is not for the time being owned by a member of the group, of any body whether corporate or unincorporate and the redemption or repayment of which is the subject of a guarantee or indemnity by a member of the group;

(b) the outstanding amount raised by acceptances by any bank or accepting house under any acceptance credit opened on behalf of and in favour of any member of the group;

(c) the principal amount of any debenture (whether secured or unsecured) of a member of the group owned otherwise than by a member of the group;

(d) the principal amount of any preference share capital of any subsidiary undertaking owned otherwise than by a member of the group; and

(e) any fixed or minimum premium payable on final redemption or repayment of any borrowing or deemed borrowing;

but shall be deemed not to include:-

(f) borrowings incurred by any member of the group for the purpose of repaying the whole or any part of any borrowings by a member of the group for the time being outstanding within six months of being so borrowed, pending their application for that purpose within that period; and

(g) borrowings incurred by any member of the group for the purpose of financing any contract in respect of which any part of the price receivable by a member of the group is guaranteed or insured up to an amount not exceeding that part of the price receivable under the contract which is so guaranteed or insured.

83. When the aggregate amount of borrowings required to be taken into account for the purposes of these Articles on any particular day is being ascertained, any money denominated or repayable (or repayable at the option of any person other than any member of the group) in a currency other than sterling shall, if not subject to a contract or arrangement determining the rate of exchange, be converted for the purpose of calculating the sterling equivalent at the rate of exchange prevailing in London at the close of business on the last business day before that day or, if it would result in a lower sterling equivalent, at the rate of exchange prevailing in London six months before such day (and for this purpose the rate of exchange shall be taken as the middle market rate as at the close of business on the day in question or, if that is not a business day, on the last business day before the day in question).

84. Subject to the provisions of the Statutes, the Company may from time to time change the accounting conventions on which the audited balance sheet or audited consolidated balance sheet is prepared.

85. A certificate or report by the auditors as to the amount of the adjusted capital and reserves or the amount of any borrowings or to the effect that the limit imposed by these Articles has not been or will not be exceeded at any particular time or times shall be conclusive evidence of the amount or of that fact. For the purposes of their computation, the auditors may at their discretion make such further or other adjustments (if any) as they think fit. Nevertheless for the purposes of these Articles the Board may act in reliance on a bona fide estimate of the amount of the adjusted capital and reserves at any time and if in consequence such limit is inadvertently exceeded an amount of moneys borrowed equal to the excess may be disregarded until the expiration of sixty days after the day on which (by reason of a determination of the auditors or otherwise) the Board becomes aware that such a situation has or may have arisen.

86. Notwithstanding the foregoing no lender or other person dealing with the Company shall be concerned to see or inquire whether the limit imposed by Articles 81 to 85 is observed and no borrowing incurred or security given in excess of such limit shall be invalid or ineffectual except in the case of express notice to the lender or the recipient of the security at the time when the borrowing was incurred or security given that the limit had been or was thereby exceeded.

NUMBER AND QUALIFICATIONS OF DIRECTORS

87. Unless and until otherwise determined by ordinary resolution of the Company, the Directors (other than alternate Directors) shall be not less than two or more than ten in number.

88. A Director shall not be required to hold any shares of the Company by way of qualification.

89. No person shall be or become incapable of being appointed or re-appointed a Director by reason of his having attained the age of seventy or any other age, nor shall any special notice be required in connection with the appointment or re-appointment or the approval of the appointment or re-appointment of such person and no Director shall vacate his office at any time by reason of the fact that he has attained the age of seventy or any other age and section 293 of the Act shall not apply to the Company. Where any general meeting of the Company is convened at which, to the knowledge of the Board, a Director will be proposed for appointment or re-appointment who will at the date of the meeting be seventy or more, the Board shall give notice of his age in the notice convening the meeting or in any document accompanying the notice, but the accidental omission to do so shall not invalidate any proceedings or any appointment or re-appointment of that Director at that meeting.

90. If the number of Directors is reduced below the minimum number fixed in accordance with these Articles, the Directors for the time being may act for the purpose of filling up vacancies in their number or of calling a general meeting of the Company, but not for any other purpose. If there are no Directors able or willing to act, then any two members may summon a general meeting for the purpose of appointing Directors.

91. No person other than a Director retiring (or, if appointed by the Board, vacating office) at the meeting shall, unless recommended by the Board, be eligible for election to the office of a Director at any general meeting, unless not less than seven nor more than thirty days before the day fixed for the meeting there shall have been left at the office addressed to the secretary notice in writing by a member entitled to be present and vote at the meeting for which such notice is given of his intention to propose such person for election, and also notice in writing signing by the person to be proposed of his willingness to be elected. The notice shall give the particulars in respect of that person which would (if he were elected) be required to be included in the Company's register of Directors.

ELECTION APPOINTMENT AND RETIREMENT BY ROTATION

92. Subject to the provisions of Articles 81 to 91 and without prejudice to the power of the Board under Article 90 the Company may by ordinary resolution elect a person who is willing to act to be a Director either to fill a vacancy or as an additional Director, and may also determine the rotation in which any additional Directors are to retire; but so that the total number of Directors shall not at any time exceed the maximum number fixed by these Articles.

93. A resolution for the election of two or more persons as Directors by a single resolution shall not be moved at any general meeting unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it; and any resolution moved in contravention of this provision shall be void. For the purposes of this Article a motion for approving a person's appointment or for nominating him for appointment shall be treated as a motion for his appointment.

94. The Board shall have power to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Board but so that the total number of Directors shall not at any time exceed the maximum number fixed by these Articles. Any Director so appointed shall hold office only until the next following annual general meeting, and shall be eligible for election, but shall not be taken into account in determining the Directors to retire by rotation at such meeting under the provisions of that behalf contained in these Articles, and unless so elected shall vacate office at the conclusion of such meeting.

95. At each annual general meeting one-third of the Directors who are subject to rotation or, if their number is not a multiple of three, then the number nearest to but not exceeding one-third, shall retire from office. If there is only one Director who is subject to retirement by rotation, he shall retire.

96. Without prejudice to Article 92, the Directors to retire by rotation shall be those who have been longest in office since their last election; as between persons who became or were last elected Directors on the same day, those to retire by rotation shall (unless they otherwise agree among themselves) be determined by the lot. The Directors to retire (both as to number and as to identity) shall be determined by the composition of the Board at the date of the notice convening the annual general meeting, and no Director shall be required to retire or be relieved from retiring by reason by any change in the number or identity of the Directors or the appointment of him or any of them to be an executive Director after the date of such notice but before the close of the meeting.

97. A retiring Director shall be eligible for re-election. If he is not re-elected or deemed to be re-elected he shall hold office until the meeting elects someone in his place, or if it does not do so, until the end of the meeting.

98. If the Company, at the meeting at which a Director retires by rotation, does not fill the vacancy the retiring Director shall, if willing to act, be deemed to have been re-appointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the re-appointment of the Director is put to the meeting and lost.

RESIGNATION AND REMOVAL OF DIRECTORS

99. A Director may resign his office by notice in writing submitted to the Board.

100. The Company may by ordinary resolution of which special notice has been given in accordance with section 379 of the Act remove any Director before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim which such Director may have for damages for breach of any contract of service between him and the Company.

DISQUALIFICATION OF DIRECTORS

101. Without prejudice to the other provisions of these Articles, the office of a Director shall be vacated if the Director:-

(a) becomes bankrupt or the subject of an interim receiving order or makes any arrangement or composition with his creditors generally or applies to the court for an interim order under section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act;

(b)      is or may be suffering from mental disorder and either:-

(i) is admitted to hospital pursuant to an application for admission for treatment under the Mental Health Act 1983; or

(ii) an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) on the ground (howsoever formulated) of mental disorder for his detention or for the appointment of a guardian, receiver, curator bonis or other person to exercise powers with respect to his property or affairs; or

(c) is absent from meetings of the Board for six consecutive months without permission of the Board and the Board resolves that his office be vacated;

(d) ceases to be a Director by virtue of any provision of the Statutes or becomes prohibited by law from being a Director;

(e) receives written notice signed by all the other Directors removing him from office without prejudice to any claim which such

Director may have for damages for breach of any contract of service between him and the Company; or

(f) in the case of a Director who holds any executive office, ceases to hold such office (whether because his appointment is terminated or expires) and the majority of the other Directors resolve that his office be vacated.

102. A resolution of the board declaring a Director to have vacated office under the terms of Article 101 shall be conclusive as to the fact and grounds of vacation stated in the resolution.

REMUNERATION OF DIRECTORS

103. The Directors of the company (other than alternate Directors) shall be paid such remuneration (by way of fee) for their services as may be determined by the Board save that unless otherwise approved by ordinary resolution of the Company in general meeting the aggregate of the remuneration (by way of fee) of all the Directors shall not exceed L100,000 per annum. Such remuneration shall be deemed to accrue from day to day, shall be divided between the Directors as they shall agree, or, failing agreement, equally and shall be distinct from and additional to any remuneration or other benefits which may be paid or provided to any director pursuant to any other provision of these Articles. The Directors shall also be entitled to be repaid all travelling, hotel and other expenses of travelling to and from Board meetings, committee meetings, general meetings, or otherwise incurred while engaged on the business of the Company.

104. Any Director who by request of the Board performs special services or goes or resides abroad for any purposes of the Company may be paid such extra remuneration by way of salary, commission, participation in profit or otherwise as the Board may decide.

CHIEF EXECUTIVE, MANAGING AND EXECUTIVE DIRECTORS

105      The Board may from time to time

(a) appoint one or more of its body to the office of executive Chairman, chief executive or managing Director, or to any other office (except that of auditor) or employment in the Company, for such period (subject to the Statutes and these Articles) and on such terms as it thinks fit, and may revoke such appointment (but so that such revocation shall be without prejudice to any rights or claims which the person whose appointment is revoked may have against the Company by reason of such revocation);

(b) permit any person elected or appointed to be a Director to continue in any other office or employment held by the person before he was so elected or appointed.

A Director (other than an executive Chairman, chief executive or managing Director) holding any such other office or employment is referred to in these Articles as "an executive Director"

106. A director appointed to the office of executive Chairman or chief executive or managing Director, shall not while holding that office, be subject to retirement by rotation or be taken into account in deciding the number of Directors to retire by rotation on any particular occasion, but shall (subject to the provision of any contract between himself and the Company) be subject to the same provisions as to resignation and removal as the other Directors, and if he ceases from any cause to be a Director he shall cease to be an executive Chairman, chief executive or managing director (but without prejudice to any rights or claims which he may have against the Company by reason of such cessation).

107. An executive Director shall not be exempt from retirement by rotation, and shall not cease to be a Director if he ceases from any cause to hold the office or re-employment by virtue of which he is termed an executive Director.

108. The remuneration of any executive Chairman, chief executive or managing Director or executive Director (whether by way of salary, commission, participation in profit or otherwise) shall be decided by the Board and may be either in addition to or in lieu of any remuneration as a Director.

109. The Board may entrust to and confer upon an executive Chairman, chief executive, managing Director or executive Director any of the powers, authorities and discretions vested in or exerciseable by it upon such terms and conditions and with such restrictions as it thinks fit, and, in the case of an executive Chairman, chief executive or managing Director either collaterally with or to the exclusion of its own powers, authorities and discretions and may from time to time revoke or vary all or any of them, but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.

ASSOCIATE AND OTHER DIRECTORS

110. The Directors may from time to time, and at any time, pursuant to this Article appoint any other person to any post with such descriptive title including that of Director (whether as associate, executive, group, divisional, departmental, deputy, assistant, local or advisory director or otherwise) as the Directors may determine and may define, limit, vary and restrict the powers, authorities and discretions of persons so appointed and may fix and determine their remuneration and duties, and subject to any contract between him and the Company may remove from such post any person so appointed. A person so appointed shall not be a director of the Company for any of the purposes of these Articles or of the Statutes, and accordingly shall not be member of the Board or (subject to Article 79) of any committee hereof, nor shall he be entitled to be present at any meeting of the Board or of any such committee, except at the request of the Board or of such committee, and if present at such request he shall not be entitled to vote thereat.

DIRECTORS' GRATUITIES AND PENSIONS

111. The Board may exercise all the powers of the Company to provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any Director who has held but no longer holds any executive office or employment with the Company or with any body corporate which is or has been a subsidiary undertaking of the Company or a predecessor in business of the Company or of any such subsidiary undertaking, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

ALTERNATE DIRECTORS

112. Any Director (other than an alternate Director) may appoint another Director or any other person approved by the Board and willing to act, to be an alternate Director and may at any time terminate that appointment.

113. An alternate Director shall (subject to his giving to the Company an address within the United Kingdom) be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at any such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in his absence, but it shall not be necessary to give notice of such a meeting to an alternate Director who is absent from the United Kingdom.

114. An alternate Director shall automatically cease to be an alternate Director if his appointor ceases to be a Director or dies; but, if a director retires by rotation or otherwise vacates office but is elected or deemed to have been elected at the meeting at which he retires, any appointment of an alternate Director made by him which was in force immediately prior to his retirement shall continue after his election. The appointment of an alternate Director shall also automatically cease on the happening of any event which, if he was a Director, would cause him to vacate office.

115. Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Board.

116. Save as otherwise provided in these Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the Director appointing him. An alternate Director may be repaid by the Company such expenses as might properly have been repaid to him if he had been a Director but shall not (unless the Company by ordinary resolution otherwise determines) in respect of his office of alternate Director be entitled to receive any remuneration or fee from the Company. An alternate Director shall be entitled to be indemnified by the Company to the same extent as if he were a Director.

117. An alternate Director shall not be required to hold any shares in the Company and shall not be counted in reckoning any maximum number of Directors permitted by these Articles.

PROCEEDINGS OF THE BOARD

118. The Board may meet together for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit.

Questions arising at any such meetings shall be determined by a majority of votes. In case of an equality of votes the chairman of the meeting shall have a second or casting vote. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote and an alternate director who is appointed by two or more Directors shall be entitled to a separate vote on behalf of each of his appointors in the appointor's absence. A Director may, and the secretary on the requisition of a Director shall, call a meeting of the Board and notice of such meeting shall be deemed to be duly given to each Director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the Company for this purpose.

119. The quorum necessary for the transaction of the business of the Board may be fixed by the Board, and unless so fixed at any other number shall be two. A Director or other person who is present at a meeting of the Board in more than one capacity (that is to say, as both director and an alternate Director or as an alternate for more than one Director) shall not be counted as two or more for quorum purposes unless at least one other Director or alternate Director is also present.

120. Any director or alternate Director may validly participate in a meeting of the Board or a committee of the Board through the medium of conference telephone or similar form of communication equipment provided that all persons participating in the meeting are able to hear and speak to each other throughout such meeting. A person so participating shall be deemed to be present in person at the meeting and shall accordingly be counted in a quorum and be entitled to vote. Subject to the Statutes, all business transacted in such manner by the Board or a committee of the Board shall for the purpose of these Articles be deemed to be validly and effectively transacted at a meeting of the Board or a committee of the Board notwithstanding that fewer than two Directors or alternate Directors are physically present at the same place. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

121. The Board may appoint from their number, and remove, a chairman and, if it thinks fit, a deputy chairman of its meetings and determine the period for which they respectively are to hold office. If no such chairman or deputy chairman is appointed, or neither is present within five minutes after the time fixed for holding any meeting or, if neither of them is willing to act as chairman, the Directors present may choose one of their number to act as chairman of such meeting.

122. A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board (not being less than the number of Directors required to form a quorum of the Board) or by all the members of a committee of the Board for the time being shall be as valid and effective as a resolution passed at a meeting of the Board or committee duly convened and held. A resolution signed by an alternate Director need not be signed by his appointor and, if it is executed by a Director who has appointed an alternate Director, it need not also be executed by the alternate

Director in that capacity. The resolution may consist of one document or several documents in like form each signed by one or more Directors or alternate Directors.

123. All acts done by any meeting of the Board, or of a committee of the Board, or by any person acting as a director or by an alternate Director, shall as regards all persons dealing in good faith with the Company, notwithstanding it be afterwards discovered that there was some defect in the appointment or continuance in office of any director, alternate Director or person so acting, or that they or any of them were disqualified, or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed or had duly continued in office and was qualified and had continued to be a director or an alternate Director and had been entitled to vote.

DIRECTORS' INTERESTS

124. Subject to the provisions of the Statutes, and provided that he has disclosed to the Board the nature and extent of any material interest of his, a Director notwithstanding his office:-

(a) may be a party to or otherwise directly or indirectly interested in any transaction or arrangement with the Company or in which the Company is otherwise interested;

(b) may be or become a member or director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested;

(c) shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit; and

(d) may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director of the Company.

125. Save as otherwise provided by these Articles, a Director shall not vote at a meeting of the Board or of a committee of the Board on any resolution concerning a matter in which he has, directly or indirectly, an interest (other than by virtue of his interest in shares or debentures or other securities of or in or otherwise through the Company) which is material or a duty which conflicts or may conflict with the interests of the Company unless his interest or duty arises only because one of the following sub-paragraphs applies (in which case he may vote and be counted in the quorum):-

(a) the resolution relates to the giving to him of a guarantee, security, or indemnity in respect of money lent to, or an obligation incurred by him for the benefit of, the Company or any of its subsidiary undertakings;

(b) the resolution relates to the giving to a third party of a guarantee, security, or indemnity in respect of an obligation of the Company or any of its subsidiary undertakings for which the Director has assumed responsibility in whole or part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(c) his interest arises by virtue of his being, or intending to become, a participant in the underwriting or sub-underwriting of an offer of any shares, debentures, or other securities by the Company or any of its subsidiary undertakings for subscription, purchase or exchange;

(d) the resolution relates to any proposal concerning any other company in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever provided that he is not the holder of or beneficially interested in one per cent. or more of any class of the equity share capital of such company (or of any third company through which his interest is derived) or of the voting rights available to members of the relevant company (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances) and for the purpose of calculating the said percentage there shall be disregarded any shares held by the Director as a bare or custodian trustee and in which he has no beneficial interest and any shares comprised in any authorised unit trust scheme in which the Director is interested only as a unit holder;

(e) the resolution relates to any proposal concerning the adoption, modification or operation of a superannuation fund or retirement benefits scheme under which he may benefit and which has been approved by or is subject to and conditional upon approval by the Inland Revenue for taxation purposes;

(f) the resolution concerns any scheme or arrangement for the benefit of employees of the Company or any of its subsidiary undertakings under which the Director benefits in a similar manner to such employees and does not accord to any director any privilege or advantage not generally accorded to the employees to which such scheme or arrangement relates;

(g) the resolution relates to any proposal concerning any insurance which the Company is empowered to purchase and/or maintain for or for the benefit of any Directors of the Company or for persons who include Directors of the Company provided that for the purposes of this sub-paragraph, "insurance" means only insurance against liability incurred by a director in respect of any act or omission by him as is referred to in Article 176 or any other insurance which the company is empowered to purchase and/or maintain for or for the benefit of any groups of persons consisting of or including Directors.

126.     For the purposes of Articles 124 and 125:

(a) an interest of a person who is, for any purpose of the Act (excluding any such modification thereof not in force when these Articles become binding on the Company), connected with a Director shall be treated as an interest of the Director and, in relation to an alternate Director, an interest of his appointor shall be treated as an interest of the alternate Director without prejudice to any interest which the alternate Director otherwise has;

(b) a general notice given to the Board that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified; and

(c) an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

127. The Board may exercise the voting power conferred by the shares in the Company held or owned by the Company in such manner in all respects as it thinks fit (including the exercise thereof in favour of any resolution appointing the Directors or any of them directors of such company, or voting or providing for the payment of remuneration to the directors of such company).

128. A Director shall not be counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote.

129. Where proposals are under consideration concerning the appointment (including the fixing or varying of terms of appointment) of two or more Directors to offices or employments with the Company or any body corporate in which the Company is interested the proposals may be divided and considered in relation to each Director separately and (provided he is not by the proviso to paragraph (d) of Article 125 or for another reason precluded from voting) each of the Directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.

130. If a question arises at a meeting of the Board or of a committee of the Board as to the right of a Director to vote, the question may, before the conclusion of the meeting, be referred to the Chairman of the meeting (or if the Director concerned is the Chairman, to the other Directors at the meeting) and his ruling in relation to any Director (or, as the case may be, the ruling of the majority of the other Directors in relation to the chairman) shall be final and conclusive.

131. Subject to the Statutes, the Company may by ordinary resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of these Articles prohibiting a Director from voting at a meeting of the Board or of a committee of the Board.

SECRETARY

132. Subject to the Statutes, the secretary shall be appointed by the Board for such term, at such remuneration and upon such conditions as it may think fit; and any secretary appointed by the Board may be removed by it.

133. Any provision of the Statutes or these Articles requiring or authorising a thing to be done by or to a Director and the secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the secretary.

MINUTES

134. The Board shall cause minutes to be kept:

(a)      of all appointments of officers made by the Board;

(b) of the names of the Directors present at each meeting of the Board and of any committee of the Board;

(c) of all proceedings at meetings of the Company or the holders of any class of shares in the Company and of the Board and committees of the Board.

Any such minutes, if purporting to be signed by the chairman of the meeting to which they relate or of the meeting at which they are read, shall be sufficient evidence without any further proof of the facts therein stated.

THE SEAL

135. In addition to its powers under section 36A of the Act, the Company may have a seal and the Board shall provide for the safe custody of such seal. The seal shall only be used by the authority of the Board or of a committee of the Board authorised by the Board. The Board shall determine who may sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by a Director and shall be countersigned by the secretary or by a second Director or by some other person appointed by the Board for the purpose.

136. All forms of certificates for shares or debentures or representing any other form of security (other than letters of allotment or scrip certificates) shall be issued executed by the Company but the Board may by resolution determine either generally or in any particular case that any signatures may be affixed to such certificates by some mechanical or other means or may be printed on them or that such certificate need not bear any signature.

137.     The Company may have:

(a)      an official seal kept by virtue of section 40 of the Act; and

(b) an official seal for use abroad under the provisions of the Act, where and as the Board shall determine,

and the Company may by an instrument executed by the Company appoint any agent or committee abroad to be the duly authorised agent or committee of the Company for the purpose of affixing and using such official seal and may impose such restrictions on the use thereof as it may think fit.

ACCOUNTING RECORDS, BOOKS AND REGISTERS

138. The Directors shall cause accounting records to be kept and such other books and registers as are necessary to comply with the provisions of the Statutes.

139. The accounting records shall be kept at the office or (subject to the provisions of the Statutes) at such other place in Great Britain as the Board thinks fit, and shall always be open to inspection by the Directors. No member of the Company (other than a Director) shall have any right of inspecting any accounting record or book or document except as conferred by law or authorised by the Board or by the Company in general meeting.

140. The Board shall in accordance with the Statutes cause to be prepared and to be laid before the Company in general meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are required by the Statutes. The Board shall in its report state the amount which it recommends to be paid by way of dividend.

141. A printed copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the Company in general meeting and of the Directors' and auditors' reports shall, at least twenty-one clear days previously to the meeting, be delivered or sent by post to every member and to every debenture holder of the Company of whose address the Company is aware, or, in the case of joint holders of any share or debenture, to the joint holder who is first named in the register and to the auditors provided that if and to the extent that the Statutes so permit and without prejudice to
Article 143 the Company need not send copies of the documents referred to above to members but may send such members summary financial statements or other documents authorised by the Statutes.

AUDIT

142. Auditors of the Company shall be appointed and their duties regulated in accordance with the Statutes.

143. The auditors' report to the members made pursuant to the statutory provisions as to audit shall be read before the Company in general meeting and shall be open to inspection by any member; and in accordance with the Statutes every member shall be entitled to be furnished with a copy of the balance sheet (including every document required by law to be annexed thereto) and auditors' report.

AUTHENTICATION OF DOCUMENTS

144. Any Director or the secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Board and any books, records documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the office the officer of the Company having the custody thereof shall be deemed to be a person appointed by the Board as aforesaid.

145. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting of the Company or of the Board or of any committee of the Board which is certified as such in accordance with Article 144 shall be conclusive evidence in favour of all persons dealing with the Company on the faith thereof that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of proceedings at a duly constituted meeting.

RECORD DATES

146. Notwithstanding any other provision of these Articles but without prejudice to the rights attached to any shares, the Board may fix a date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time within six months before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made.

DIVIDENDS AND RESERVES

147. Subject to the Statutes, the Company may by ordinary resolution declare that out of profits available for distribution there be paid dividends to members in accordance with their respective rights and priorities; but no dividend shall exceed the amount recommended by the Board.

148. Except as otherwise provided by these Articles or the rights attached to any shares, all dividends shall be declared and paid according to the amounts paid on the shares in respect of which the dividend is paid; but no amount paid on a share in advance of the date upon which a call is payable shall be treated for the purpose of this Article or Article 149 as paid on the share.

149. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date or be entitled to dividends declared after a particular date, such share shall rank for or be entitled to dividends accordingly.

150. Any general meeting declaring a dividend may, upon the recommendation of the Board, direct payment or satisfaction of such dividend wholly or partly by the distribution of specific assets and in particular of fully paid shares or debentures of any other company, and the Board shall give effect to such direction. Where any difficulty arises in regard to such distribution, the Board may settle it as it thinks expedient, and in particular may issue fractional certificates (or ignore fractions) and fix the value for distribution of such specific assets or any part thereof and may determine that cash payment shall be made to any members upon the footing of the value so fixed in order to adjust the rights of those entitled to participate in the dividend, and may vest any such specific assets in trustees, upon trust for the members entitled to the dividend, as may seem expedient to the Board.

151. Subject to the Statutes, the Board may from time to time pay to the members such interim dividends as appear to the Board to be justified by the profits of the Company available for distribution and the position of the Company, and the Board may also pay the fixed dividend payable on any shares of the Company with preferential rights half-yearly or otherwise on fixed dates whenever such profits in the opinion of the Board justify that course. In particular (but without prejudice to the generality of the foregoing) if at any time the share capital of the Company is divided into different classes the Board may pay interim dividends on shares in the capital of the Company which confer deferred or non-preferential rights as well as in respect of shares which confer preferential rights with regard to dividend but no interim dividend shall be paid on shares carrying deferred or non-preferential rights if, at the time of payment, any preferential dividend is in arrear. Provided the Board acts in good faith the Board shall not incur any liability to the holders of shares conferring any preferential rights for any loss that they may suffer by reason of the lawful payment of an interim divided on any shares having deferred or non-preferential rights.

152. The Board may deduct from any dividend payable to any member on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to shares in the Company.

153(A)   All dividends and interest shall be paid (subject to any lien of the
Company) to those members whose names shall be on the register at the date at which such dividend shall be declared or at the date at which such interest shall be payable respectively, or at such other date as the Company by ordinary resolution or the Board may determine, notwithstanding any subsequent transfer or transmission of shares.

         (B) The Board may pay the dividends or interest payable on shares in respect of which any person is by transmission entitled to be registered as holder to such person upon production of such certificate and evidence as would be required if such person desired to be registered as a member in respect of such shares.

154. No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise expressly provided by the rights attached to the share. All dividends, interest and other sums payable which are unclaimed for one year after having been declared may be invested or otherwise made use of by the Board for the benefit of the Company until such time as they are claimed. The payment of any unclaimed dividend, interest or other sum payable by the Company on or in respect of any shares into a separate account shall not constitute the Company a trustee of the same. All dividends unclaimed for a period of twelve years after having become due for payment shall be forfeited and shall revert to the Company.

155. Any dividend or other moneys payable in respect of a share may be paid by cheque, money order or warrant sent through the post to the address in the register of the member or person entitled thereto, and in the case of joint holders to the joint holder who is first named in the register, or to such persons and to such other address as the holder or joint holders may in writing direct. Every such cheque, money order or warrant shall be made payable to the order of the person to whom it is sent and shall be sent at the risk of the member or other person entitled thereto, and payment of the cheque money order or warrant shall be a good discharge to the Company. Where an authority in that behalf shall have been received by the Company in such form as the Company shall consider sufficient the Company may pay the amount distributable to such member or person to his bankers or other agents and payment in accordance with such authority shall constitute a good discharge therefor.

156. If several persons are entered in the register as joint holders of any share, any one of them may give effectual receipts for any moneys paid or property distributed in respect of the share.

157. The Board may, if authorised by an ordinary resolution of the Company, offer the holders of ordinary shares the right to elect to receive additional ordinary shares, credited as fully paid, instead of cash in respect of any dividend or any part (to be determined by the Board) of any dividend specified by the ordinary resolution. The following provisions shall apply:-

(a) An ordinary resolution may specify a particular dividend or dividends, or may specify all or any dividends declared within a specified period, but such period may not end later than the conclusion of the fifth Annual General Meeting following the date of the meeting at which the ordinary resolution is passed.

(b) The entitlement of each holder of ordinary shares to new ordinary shares shall be such that the relevant value of such new ordinary shares shall in aggregate be as nearly as possible equal to (but not greater than) the cash amount (disregarding any tax credit) that such holder would have received by way of dividend. For this purpose "relevant value" shall be calculated by reference to the average of the middle market quotations for the Company's ordinary shares on the London Stock Exchange as derived form the Daily Official List on the day on which the ordinary shares are first quoted "ex" the relevant dividend and the four subsequent dealing days, or in such other manner as may be determined by or in accordance with the ordinary resolution, but shall never be less than the par value of the new ordinary share. A certificate or report by the auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount.

(c) The Board, after determining the basis of allotment, may notify the holders of ordinary shares in writing of the right of election offered to them, and specify the procedure to be followed and place at which, and the latest time by which, elections must be lodged in order to be effective. The basis of allotment shall be such that no shareholder may receive a fraction of a share.

(d) The Board may exclude from any offer any holders of ordinary shares where the Board believe that the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them.

(e) The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on ordinary shares in respect of which an election has been made ("the elected ordinary shares") and instead additional ordinary shares shall be allotted to the holders of the elected ordinary shares on the basis of allotment calculated as stated. For such purpose the Board shall capitalise, out of any amount for the time being standing to the credit of any reserve or fund (including share premium account, any capital reserve and the profit and loss account) or otherwise available for distribution as the Board may determine, a sum equal to the aggregate normal amount of the additional ordinary shares to be allotted on that basis and apply it in paying up in full the appropriate number of unissued ordinary shares for allotment and distribution to the holders of the elected ordinary shares on that basis.

(f) The additional ordinary shares when allotted shall rank pari passu in all respects with fully-paid ordinary shares then in issue except that they will not be entitled to participate in the relevant dividend (including the share election in lieu of such dividend).

(g) The Board may do such acts and things which it considers necessary or expedient to give effect to any such capitalisation and may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for such capitalisation and any incidental matters and any agreement so made shall be binding on all concerned.

RESERVES

158. The Board may, before recommending any dividend (whether preferential or otherwise) set aside out of the profits of the Company such sums as it thinks fit as a reserve or reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may think fit, and so that it shall not be necessary to keep any investments constituting the reserve or reserves separate or distinct from any other investments of the Company. The Board may also without placing the same to reserve carry forward any profits which it may think prudent not to distribute.

CAPITALISATION OF PROFITS

159(A)The Company may, upon the recommendation of the Board, resolve by ordinary resolution that it is desirable to capitalise all or any part of the profits of the Company to which this Article applies and accordingly that the Board be authorised and directed to appropriate the profits so resolved to be capitalised to the members on the date specified in the relevant resolution or determined as therein provided who would have been entitled thereto if distributed by way of dividend and in the same proportions.

(B) Subject to any direction given by the Company, the Board shall appropriate the profits resolved to be capitalised by any such resolution, and apply such profits on behalf of the members entitled thereto either:-

(a) in or towards paying up the amounts, if any, for the time being unpaid on any shares held by such members respectively; or


(b) in paying up in full unissued shares, debentures or obligations of the Company , of a nominal amount equal to such profits, for allotment and distribution, credited as fully paid, to and amongst such members in the proportions referred to above or as they may direct;

or partly in one way and partly in the other; provided that no unrealised profit shall be applied in paying up amounts unpaid on any unissued shares and the only purpose to which sums standing to capital redemption reserve or share premium account shall be applied pursuant to this Article shall be the payment up in full of unissued shares to be allotted and distributed to members credited as fully paid.

(C)      The Board shall have power after the passing of any such resolution:-

(a) to make such provision (by the issue of fractional certificates or by payment in cash or otherwise) as it thinks fit for the case of shares, debentures or obligations becoming distributable in fractions, such power to include the right for the Company to retain small amounts the cost of distribution of which would be disproportionate to the amounts involved;

(b) to authorising any person to enter, on behalf of all the members entitled thereto, into an agreement with the Company providing (as the case may require) either:-

(i) for the payment up by the Company on behalf of such members (by the application thereto of their respective proportions of the profits resolved to be capitalised) of the amounts, or any part of the amounts, remaining unpaid of their existing shares; or (ii) for the allotment to such members respectively, credited as fully paid, of any further shares, debentures or obligations to which they may be entitled upon such capitalisation;

and any agreement made under such authority shall be effective and binding on all such members.

(D) The Company in general meeting may resolve that any shares allotted pursuant to this Article to holders of any partly paid ordinary shares shall, so long as such ordinary shares remain partly paid, rank for dividends only to the extent that such partly paid shares rank for dividends.

(E) The profits of the Company to which this Article applies shall be any undivided profits of the Company not required for paying the fixed dividends of any preference shares or other shares issued on special conditions and shall also be deemed to include:-

(a) any profits arising from appreciation in capital assets (whether realised by sale or ascertained by valuation); and

(b) any amounts for the time being standing to any reserve or reserves or to the capital redemption reserve or to share premium or other special account.

NOTICES

160. Any notice to be given to or by any person pursuant to these Articles shall be in writing except that a notice convening a meeting of the Board or of a committee of the Board need not be in writing.

161. Any notice or document may be served by the Company on any member either personally or by sending it through the post in a prepaid letter addressed to such member at his address as appearing in the register. In the case of joint holders of a share all notices shall be given to the joint holder who is first named in the register, and notice so given shall be sufficient notice to all the joint share holders. Any notice to be given to a member may be given by reference to the register as it stands at any time within the period of fifteen days before the notice is given and no change in the register after that time shall invalidate the giving of the notice.

162. Proof that an envelope containing a notice was properly addressed, prepaid and posted shall be conclusive evidence that the notice was given. If a notice is served by post it shall be deemed to be given at the expiration of twenty-four hours after the envelope containing it was posted.

163. Any member whose address in the register is not within the United Kingdom, who gives to the Company an address within the United Kingdom at which notices may be served upon him, shall be entitled to have notices served upon him at such address; but, otherwise, no member other than a member whose address in the register is within the United Kingdom shall be entitled to receive any notice from the Company.

164.     Every person who becomes entitled to a share:-

(a) except as mentioned in sub-paragraph (b) below, shall be bound by any notice in respect of that share which, before his name is entered in the register has been duly given to a person from whom he derives his title; but

(b)      shall not be bound by any such notice given by the Company under section 212 of the Act or under Article 68.

165. If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised on the same date in at least two leading daily newspapers with appropriate circulations (at least one of which shall be published in London) and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least seven clear days prior to the meeting the posting of notices to addresses throughout the United Kingdom becomes practicable.

166. A person entitled to a share in consequence of the death, mental disorder or bankruptcy of a member on supply to the Company of such evidence as the Board may reasonably require to show his title to that share, and upon supplying also an address within the United Kingdom for the service of notices, shall be entitled to have served on or delivered to him at such address any notice or document to which the member but for his death, mental disorder or bankruptcy would have been entitled, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the last registered address of any member pursuant to these Articles shall (notwithstanding that such member be then dead or bankrupt or in liquidation or that a receiver has been appointed for him under the Mental Health Act 1983 be deemed to have been duly served or delivered in respect of any share registered in the name of such member as sole or first named joint holder.

167. Any member present, either personally or by proxy or (in the case of a corporate member) by representative, at any general meeting on the Company or of the holders of any class of shares in the Company shall for all purposes be deemed to have received due notice of such meeting, and, where requisite, of the purposes for which such meeting was called.

UNTRACED MEMBERS

168. The Company shall be entitled to sell at the best price reasonably obtainable the shares of a member or the shares to which a person is entitled by virtue of transmission on death or bankruptcy if and provided that:-

(a) during the period of twelve years prior to the date of the publication of the advertisements referred to in sub-paragraph (b) below (or, if published on different dates, the earlier or earliest thereof) all dividends, money orders, warrants and cheques in respect of the shares in question sent in the manner authorised by these Articles have remained uncashed and during such period at least three dividends in respect of the shares in question have been paid by the Company;

(b) the Company shall on expiry of the said twelve years have inserted advertisements, both in a leading London daily newspaper and in a newspaper circulating in the area of the last known address of such member or other person giving notice of its intention to sell the said shares;

(c) the said advertisements, if not published on the same day, shall be published within thirty days of each other;

(d) during the said period of twelve years and the period of three months following the date of publication of the said advertisements (or, if published on different dates, the later or latest thereof) and prior to the exercise of the power of sale the Company shall have not received indication either of the whereabouts or of the existence of such member or person; and

(e) if shares of the class concerned are listed or dealt in on the London Stock Exchange, the Company shall have given notice to the Quotations Department of the London Stock Exchange in London of its intention to make such sale and shall have obtained the approval of the Quotations Department to the proposed form of the said advertisements.

169. To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of the said shares and such instrument of transfer shall be as effective as if it had been executed by the holder of or person entitled by transmission to such shares. The title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto.

170.     The net proceeds of sale shall belong to the Company which shall:-

(a) be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds; and

(b) (until the Company has so accounted) enter the name of such former member or other person in the books of the Company as a creditor for such amount.

171. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Board may think fit.

DESTRUCTION OF DOCUMENTS

172.     The Company shall be entitled to destroy:-

(a) at any time after the expiration of six years from the date of registration thereof or on which an entry in respect thereof shall have been made (as the case may be), all instruments of transfer of shares of the Company which shall have been registered and all letters of request, renounced allotment letters, renounceable share certificates, forms of acceptance and transfer and applications for allotment in respect of which an entry in the register shall have been made;

(b) at any time after the expiration of one year from the date of cancellation thereof, all registered certificates for shares of the Company (being certificates for shares in the name of a transferor and in respect whereof the Company has registered a transfer) and all mandates and other written directions as to the payment of dividends (being mandates or directions which have been cancelled); and

(c) at any time after the expiration of one year from the date of recording thereof, all notifications of change of name or address.

It shall conclusively be presumed in favour of the Company that every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and every other document hereinbefore mentioned was in accordance with the recorded particulars thereof in the books or records of the Company Provided always that:-

(1) the foregoing provisions shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(2) nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article;

(3) references herein to the destruction of any document include references to its disposal in any manner;

(4) any document referred to in sub-paragraphs (a), (b) and (c) above may be destroyed at a date earlier than that authorised by this Article provided that a permanent copy of such document shall have been made which shall not be destroyed before the expiration of the period applicable to the destruction of the original for such document and in respect of which the Board shall take adequate precautions for guarding against falsification and shall provide adequate means for its reproductions.

WINDING UP

173. The power of sale of a liquidator shall include a power to sell wholly or partially for shares or debentures, or other obligations of another company, either then already constituted, or about to be constituted, for the purpose of carrying out the sale.

174. On any voluntary winding-up of the Company, the liquidator may, with the sanction of an extraordinary resolution of the Company and any other sanction required by the Insolvency Act 1986, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. Any such division shall be in accordance with the existing rights of the members. The liquidator may, with the like sanction, vest the whole or any part of the assets of the Company in trustees on such trusts for the benefit of the members as he with the like sanction, shall determine but no member shall be, compelled to accept any assets on which there is liability.

INDEMNITY

175. Every Director or other officer or auditor of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities (including any such liability as is mentioned in section 310 of the Act), which he may sustain or incur in the execution of the duties of his office or otherwise in relation thereto, and no Director or other officer or auditor shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto; provided that this Article shall only have effect in so far as its provisions are not avoided by the said section.

INSURANCE

176. Subject to the provisions of the Act, the Board shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers, employees or auditors of the Company, or of any company or body which is its holding company or in which the Company or such holding company has an interest whether direct or indirect or which is in any way allied to or associated with the Company or who were at any time trustees of any pension fund in which any employees of the Company or of any other such company or body are interested including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported executed and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company and/or any such other company, body or pension fund. For the purposes of this Article "holding company" shall have the same meaning as in the Companies Act 1989.

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                       NAMES AND ADDRESSES OF SUBSCRIBERS

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                           For and on behalf of
                           London Law Services Limited
                           Temple Chambers
                           Temple Avenue
                           London EC4Y OHP




                           For and on behalf of
                           London Law Secretarial Limited
                           Temple Chambers
                           Temple Avenue
                           London EC4Y OHP




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                           Dated the 18th day of June, 1996

                           Witness to the above Signatures:-



                           Colin A Lay
                           Temple Chambers,
                           Temple Avenue,
                           London EC4Y OHP